Exhibit 10.1

PROMISSORY NOTE

$15,000 October 12, 2018

FOR VALUE RECEIVED, TimefireVR Inc. (the “Company”) promises to pay to the order of Jonathan Read (the "Holder") the sum of $15,000. This Promissory Note (the “Note”) shall bear interest at the rate of 2.55% per annum. Said principal and interest is due and payable upon demand of the Holder in lawful money of the United States at 7150 E. Camelback Rd., Suite 444, Scottsdale AZ, 85251, or at such other place as may be designated in writing by the Holder.

All makers and endorsers now or hereafter becoming parties hereto jointly and severally waive demand, presentment, notice of non-payment in protest and, if this Note becomes in default and is placed into the hands of an attorney for collection, to pay attorneys' fees and all other costs.

This Note may not be changed or terminated orally, but only with an agreement in writing, signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought, with such agreement being effective and binding only upon the parties thereto.

Each of the Company and the Holder hereby waives any right to a trial by jury in any action or proceeding to enforce this Note or arising from its execution.

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the loan evidenced by this Note shall only be commenced in the state or federal courts sitting in Maricopa County, Arizona (the “Arizona Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Arizona Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Arizona Courts, or such Arizona Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.

TIMEFIREVR INC.

By:

Jessica Smith

Chief Financial Officer